SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________________

FORM 8-K

_______________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 20, 2007

MS Structured Asset Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16443, 333-64879	13-4026700
(State or Other Jurisdiction of Incorporation)	(Commission File Numbers)	(IRS Employer Identification No.)

1585 Broadway, Second Floor New York, New York Attention: Madhu Philips	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-761-2520

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8      Other Events

Item 8.01	Other Events

Structured Asset Trust Unit Repackagings (SATURNS), BellSouth Debenture Backed Series 2002-6 Trust (the “Trust”) (New York Stock Exchange Ticker Symbol “MJX”) has liquidated its assets and terminated.

On February 13, 2007, in response to the redemption notice by JPM Capital, the Swap Counterparty for the Trust notified the Trust of its intent to exercise its call option representing its right to call the all of the underlying securities owned by the Trust. On February 20, 2007, the Swap Counterparty exercised its call option.

In respect of the Class A Units, the amount of the distribution was $25.09 per Class A Unit, representing the full Unit Principal Balance of the Class A Units plus accrued interest in respect of the Class A Units through and excluding February 20, 2007.

In respect of the Class B Units, the amount of the distribution was $24,007 per Class B Unit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: February 22, 2007

MS STRUCTURED ASSET CORP.

(Registrant)

By:      /s/ Madhu Philips

Name: Madhu Philips

Title:   Vice President